Exhibit 99.1

NEWS RELEASE

Maxar Board of Directors Approves Quarterly Dividend

Westminster, Colo. – July 28, 2022 – Maxar Technologies (NYSE:MAXR) (TSX:MAXR), provider of comprehensive space solutions and secure, precise, geospatial intelligence, today announced that its Board of Directors declared a regular quarterly dividend of one cent ($0.01) per share. The dividend is payable on September 30, 2022, to shareholders of record as of the close of business on September 15, 2022.

About Maxar

Maxar Technologies (NYSE:MAXR) (TSX:MAXR) is a provider of comprehensive space solutions and secure, precise, geospatial intelligence. We deliver disruptive value to government and commercial customers to help them monitor, understand and navigate our changing planet; deliver global broadband communications; and explore and advance the use of space. Our unique approach combines decades of deep mission understanding and a proven commercial and defense foundation to deploy solutions and deliver insights with unrivaled speed, scale and cost effectiveness. Maxar’s 4,400 team members in over 20 global locations are inspired to harness the potential of space to help our customers create a better world. Maxar trades on the New York Stock Exchange and Toronto Stock Exchange as MAXR. For more information, visit www.maxar.com.

Forward-Looking Statements
This press release may contain forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Any such forward-looking statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements, including those included in the Company’s filings with U.S. securities and Canadian regulatory authorities. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as may be required under applicable securities law.

Investor Relations Contact:

Jonny Bell

Maxar Investor Relations

1-303-684-5543

jonny.bell@maxar.com

Media Contact:

Kristin Carringer

Maxar Media Relations

1-303-684-4352

kristin.carringer@maxar.com